                                                                   EXHIBIT 23-17



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 15, 2005, relating to the financial statements and financial statement schedule of DTE Energy Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the methods of accounting for asset retirement obligations, energy trading contracts and gas inventories in 2003 and goodwill and energy trading contracts in 2002) and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2004, in the following registration statements:


         Form                                                 Registration
                                                              Number
         Form S-3                                             333-74338
         Form S-3                                             333-99955
         Form S-3                                             333-113300
         Form S-3                                             333-109591
         Form S-4                                             333-89175
         Form S-8                                             333-61992
         Form S-8                                             333-62192
         Form S-8                                             333-00023
         Form S-8                                             333-47247
         Form S-8                                             333-109623


/S/ DELOITTE & TOUCHE LLP

Detroit, Michigan
March 15, 2005